SUBORDINATION AGREEMENT
                         [Carl B. Anderson, Jr.]

     THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of the 17th day of July, 1997, by and between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation (together with its successors and assigns and all other present and future holders of all or part of the Senior Debt, individually and collectively, "Senior Creditor"), and CARL B. ANDERSON, JR., an individual (together with his successors and assigns and all other present and future holders of all or part of the Subordinate Debt, individually and collectively, "Subordinate Creditor").

                            RECITALS

  WHEREAS, Senior Creditor has made, or in the future will make, credit accommodations available to Environmental Transportation Services, Inc., an Oklahoma corporation ("ETS"), pursuant to the terms and provisions of that certain Loan and Security Agreement, dated as of even date herewith, by and among ETS, Ametech, Inc., an Oklahoma corporation ("Ametech" and together with ETS, individually and collectively, "Borrower") and Senior Creditor (as in effect or as amended, modified, supplemented, renewed, and restated from time to time, the "Senior Loan Agreement");

  WHEREAS, ETS has previously executed that certain Second Amended and Restated Promissory Note, dated as of July 1, 1997, in the original principal amount of One Hundred Ninety-Five Thousand Dollars ($195,000), to the order of Subordinate Creditor (as in effect or as amended, modified, supplemented, renewed, and restated from time to time, the "Subordinate Note"), a copy of which is attached hereto as Exhibit A; and

  WHEREAS, as a condition to Senior Creditor making advances to Borrower pursuant to the terms of the Senior Loan Agreement, Senior Creditor has required that Senior Creditor and Subordinate Creditor enter into this Agreement.

                            AGREEMENT

  NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  Section 1. Definitions. For purposes of this Agreement, the following terms used herein shall have the following meanings:

               "Ametech" shall have the meaning set forth in the recitals hereto.

               "Borrower" shall have the meaning set forth in the recitals hereto.

               "Collateral" shall mean any and all property (real or personal) which now constitutes or will constitute collateral or other security for payment of the Senior Debt pursuant to the Senior Loan Documents, including, but not limited to, Borrower's real property located in Oklahoma County, Oklahoma.

               "Enforcement Notice" shall mean a notice which states that a default or event of default under any provision of the Subordinate Debt has occurred and that Subordinate Creditor desires to take enforcement action as a consequence thereof.

               "ETS" shall have the meaning set forth in the recitals hereto.

               "Event of Default" shall have the same meaning as set forth in the Senior Loan Agreement.

               "Loan Party" means a Borrower.

               "Proceeding" shall mean any (a) insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization or other similar proceeding relating to any Loan Party or substantially all of their respective properties, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness or reorganization, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of any Loan Party or of all or substantially all of the assets, property or business of any Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, by operation of law or otherwise, (c) assignment for the benefit of creditors of any Loan Party or (d) other marshalling of the assets of any Loan Party.

               "Proceeds" shall have the meaning assigned to it under the UCC, shall also include "products" (as defined in the UCC), and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Senior Creditor" shall have the meaning set forth in the introduction hereto.

               "Senior Debt" shall mean and include all indebtedness, obligations and liabilities of any Loan Party under the Senior Loan Documents, including, without limitation, all principal, premium, if any, and interest (including interest accrued subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law), fees, expenses, reimbursements and other amounts payable thereunder, in either case whether now or hereafter arising, direct or indirect, primary or secondary, joint, several or joint and several, final or contingent and whether incurred as maker, endorser, guarantor or otherwise.

               "Senior Loan Agreement" shall have the meaning set forth in the recitals hereto.

               "Senior Loan Documents" shall mean the "Financing
     Agreements" (as such term is defined in the Senior Loan
     Agreement as in effect on the date hereof), including, without limitation, the Senior Notes.

               "Senior Notes" shall mean the Term Note, as such term is defined in the Senior Loan Agreement.

               "Stop Payment Notice" shall have the meaning set forth in
     Section 4(a) hereof.

               "Subordinate Creditor" shall have the meaning set forth in the introduction hereto.

               "Subordinate Debt" shall mean and include all indebtedness, obligations and liabilities of any Loan Party under the Subordinate Loan Documents, including, without limitation, all principal, premium, if any, and interest (including post-petition interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law), fees, expenses, reimbursements and other amounts payable thereunder.

               "Subordinate Loan Documents" shall mean the Subordinate Note, the Subordinate Mortgage and all other documents, instruments or agreements executed in connection therewith.

               "Subordinate Mortgage" shall mean that certain Mortgage and Security Agreement, dated as of November 29, 1996, by and between ETS and Subordinate Creditor, as recorded with the Oklahoma County Clerk on December 27, 1996, Document Number 96177118, Book Number 7000, Pages 1145-1157, together with all amendments, modifications, supplements, renewals and restatements executed from time to time in connection therewith.

               "Subordinate Note" shall have the meaning set forth in the recitals hereto.

               "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

  Section 2. No Payments in General on Subordinate Debt. Except as otherwise provided in Section 3 of this Agreement, as long as this Agreement is in effect, Subordinate Creditor shall not, without the prior written consent of Senior Creditor, be entitled to demand, attempt to receive, or receive, and Subordinate Creditor hereby agrees not to demand, attempt to receive or receive, any payment on the Subordinate Debt or any portion thereof.

  Section 3. Permitted Payments on Subordinate Debt. Notwithstanding anything to the contrary contained in Section 2 of this Agreement, Borrower may pay and Subordinate Creditor may receive regularly scheduled monthly interest payments as is presently provided for in the Subordinate Note, as detailed in the copy of the Subordinate Note attached hereto as Exhibit A ("Permitted Payments"); provided however, that the right of Subordinate Creditor to receive Permitted Payments may be suspended pursuant to Section 4 of this Agreement. Under no circumstances shall prepayments on the Subordinate Debt constitute Permitted Payments.

  Section 4.     Subordination in the Event of Certain Defaults.

       (a) If an Event of Default under the Senior Loan Agreement occurs and is continuing, then (i) the rights of Subordinate Creditor to receive any payment or distribution of any character, whether in cash, securities or other property, with respect to the Subordinate Debt shall be suspended from and after the date that the holders of the Subordinate Debt receive a written notice to suspend payments under the Subordinate Debt which is accompanied by a copy of the notice of such default that Senior Creditor sent to Borrower until such Event of Default is cured by Borrower or waived by Senior Creditor (a "Stop Payment Notice"), and (ii) no payment, transfer of any collateral, guarantee of any nature to secure or pay the Subordinate Debt, or distribution of any character, whether in cash, securities or other property shall be made by any Loan Party, or received or accepted by Subordinate Creditor, on account of the Subordinate Debt or in respect of the redemption, retirement, purchase or other acquisition thereof, unless and until such Event of Default shall have been cured or waived in accordance with the provisions of the Senior Loan Agreement.

       (b) Notwithstanding anything to the contrary contained in this Section 4, Borrower may pay and Subordinate Creditor may take and retain any Permitted Payment on the Subordinate Debt before receipt by Subordinate Creditor of a Stop Payment Notice.

  Section 5. Subordination in the Event of Insolvency, etc. In the event and during the continuance of any Proceeding, all Senior Debt shall first be finally and irrevocably paid in full in cash before any payment, transfer of any collateral, guarantee of any nature to secure or pay the Subordinate Debt, or distribution of any character, whether in cash, securities or other property, shall be made, received or accepted for or on account of any Subordinate Debt. In the event of any Proceeding, any payment or distribution in any such Proceeding of any kind or character, whether in cash, securities or other property which would otherwise (but for this Agreement) be payable or deliverable in respect of any Subordinate Debt shall be paid or delivered by the person making such distribution or payment, transfer of any collateral, guarantee of any nature to secure or pay the Subordinate Debt, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to Senior Creditor, for application in payment of the Senior Debt in accordance with the priorities then existing among such holders, to the extent necessary to pay in full all Senior Debt then remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Debt. The holders of the Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the holders of the Subordinate Debt relating to the Subordinate Debt if they or any of them do not file, and there is not otherwise filed on behalf of the holders of the Subordinate Debt, a proper claim or proof of claim in the form required in any such Proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims. Subordinate Creditor hereby further agrees to take any action in connection with any Proceeding as shall be reasonably requested from time to time by Senior Creditor in respect of the Subordinate Debt in order to enable the holders of the Senior Debt to enforce the rights described above in this Section 5 in any of such Proceedings and to otherwise cooperate with the holders of the Senior Debt in any manner as shall be reasonably requested from time to time by the holders of the Senior Debt in order to enable the holders of the Senior Debt to enforce the rights described above in this Section 5 in any of such Proceedings.

  Section 6. Standstill. Subordinate Creditor agrees to promptly send to Senior Creditor a copy of any notice of default under the Subordinate Debt sent to any Loan Party and further agrees that Subordinate Creditor shall not exercise any rights or remedies or take any enforcement action available upon the occurrence of a default or an event of default or otherwise under the Subordinate Loan Documents or take any action toward the collection of any Subordinate Debt until the earliest of (a) the occurrence of a Proceeding, or (b) all of the Senior Debt shall have been paid in full in cash and all commitments of Senior Creditor to lend under the Senior Loan Agreement shall have been terminated.

  Section 7. Payments Notwithstanding. No payment or distribution of any character, whether in cash, securities or other property to which Subordinate Creditor would have been entitled in connection with the Subordinate Debt, except as otherwise provided for under the provisions of this Agreement and that shall have been made to or for the account of Senior Creditor shall, as between each Loan Party and its creditors (other than Senior Creditor), be deemed to be a payment or distribution by such Loan Party to or for the account of Senior Creditor, and from and after the payment in full in cash of all Senior Debt and termination of all commitments to lend of Senior Creditor under the Senior Loan Agreement, Subordinate Creditor shall be subrogated to all rights of Senior Creditor to receive any further payments or distribution applicable to the Senior Debt until the principal of and interest on the Subordinate Debt shall be paid in full, and no such payment or distribution made pursuant to such rights of subrogation to Subordinate Creditor that otherwise would be payable or distributable to or for the account of Senior Creditor shall, as between each Loan Party and its creditors (other than Subordinate Creditor), be deemed to be a payment or distribution by such Loan Party to Subordinate Creditor or on account of the Subordinate Debt.

  Section 8. No Prejudice or Impairment. The provisions of this Agreement are solely for the purposes of defining the relative rights of Senior Creditor, on the one hand, and Subordinate Creditor, on the other hand. Senior Creditor shall not be prejudiced in the right to enforce subordination of the Subordinate Debt by any act or failure to act by any Loan Party or anyone in custody of its assets or property. Nothing herein shall impair, as between each Loan Party and Subordinate Creditor, the obligation of such Loan Party to pay to Subordinate Creditor the principal of and interest on the Subordinate Debt as and when the same shall become due in accordance with their terms, nor shall anything herein prevent Subordinate Creditor from exercising all remedies otherwise permitted by applicable law upon default under the Subordinate Loan Documents, subject, however, to the provisions of this Agreement and the rights of Senior Creditor to the extent provided herein.

  Section 9.     Turnover of Payments.  If any payment,
distribution or security, or the proceeds of any thereof, shall be collected or received by Subordinate Creditor in connection with the Subordinate Debt in contravention of any of the terms of this Agreement and prior to the irrevocable payment in full in cash of all Senior Debt, the holder thereof will forthwith deliver such payment, distribution, security or proceeds to Senior Creditor and, until so delivered, the same shall be held in trust by such holder as the property of Senior Creditor.

  Section 10.    Priorities Regarding Collateral; Management of
Collateral; Limitation of Remedies of Subordinate Creditor as to
Collateral.

            (a) Any and every lien and security interest in the Collateral in favor of or held for the benefit of Senior Creditor have and shall have priority over any lien or security interest that Subordinate Creditor now has or may hereafter acquire in the Collateral, whether by contract, operation or rule of law or otherwise, notwithstanding any statement or provision contained in the Subordinate Loan Documents or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any party hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the UCC or under any other law governing the relative priorities of secured creditors. At any time during which all or any part of the Senior Debt remains outstanding, and whether or not the same is then due and payable, the Proceeds of any sale, disposition or other realization by Senior Creditor or (or any agent therefor) upon all or any part of the Collateral after the occurrence of an Event of Default that is continuing shall be applied in the following order of priorities irrespective of the application of any rule of law or the defect or impairment of any Senior Loan Document, Subordinate Loan Document or security interest, lien or assignment thereunder:

     first, to the payment of all costs and expenses of Senior Creditor and/or its agent or agents (including, without limitation, the reasonable fees and expenses of legal counsel and other agents) incurred in connection with the collection of such Proceeds or the protection of the rights and interests of Senior Creditor therein;

     second,   to the payment in full of all Senior
               Debt in the manner provided in the Senior Loan
               Documents;

     third, to the payment in full of all Subordinate Debt or to such other parties as their interest lawfully appears, in such order as Subordinate
               Creditor shall determine, in its sole
               discretion; and

    finally, to pay any surplus then remaining to the owner of the Collateral or its successors or assigns or as a court of competent jurisdiction may direct.

     In the event any party to this Agreement receives Proceeds of the Collateral to which it is not entitled under this Section 10, such party shall be deemed to hold all of such Proceeds in trust for the benefit party entitled thereto under this Section 10.

     (b) Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Loan Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment including, but not limited to, the exclusive right to take or retake possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral, pursuant to a foreclosure or otherwise. Even if Subordinate Creditor is otherwise permitted pursuant to Section 6 hereof to exercise rights and remedies and take enforcement action with respect to Borrower, until all Senior Debt is irrevocably paid in full in cash and all commitments of Senior Creditor to lend under the Senior Loan Agreement have terminated, Subordinate Creditor shall not take or attempt to take any action or exercise or attempt to exercise any rights and remedies against all or any portion of the Collateral, except to the extent, and only to the extent, such action is necessary to toll any applicable statute of limitations. Notwithstanding anything to the contrary contained in any document, instrument or agreement evidencing, securing or otherwise executed in connection with the incurrence of the Subordinate Debt, only the Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition, by Borrower or otherwise, of Collateral. Should Senior Creditor elect to exercise their rights and remedies with respect to any of the Collateral, Senior Creditor may proceed to do so without regard to any interest of Subordinate Creditor, and Subordinate Creditor waives any claims that it may have against Senior Creditor for any disposition of the Collateral.

     (c) Subordinate Creditor shall not contest (and hereby waives any right to contest) or support any other person or entity in contesting, in any action or Proceeding or otherwise, the priority, validity or enforceability of any liens or security interests of Senior Creditor in the Collateral or of any claims made by the holders of the Senior Debt pursuant to the terms of the Senior Loan Documents.

  Section 11. Benefit of Agreement; Amendments of Certain Documents; etc. This Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become a Senior Creditor, and such provisions are made for the benefit of Senior Creditor and Senior Creditor may enforce such provisions. Subordinate Creditor shall not amend the payment, prepayment or interest rate provisions of the Subordinate Debt nor amend any of the covenants or events of default thereunder in a manner more restrictive on or to Borrower nor amend or modify the provisions of the Subordinate Loan Documents in any respect which adversely affects Senior Creditor or violates the terms of the Senior Loan Agreement as such document is in effect on the date hereof, without the prior written consent of all holders of Senior Debt so affected. Neither Senior Creditor nor Subordinate Creditor shall have any obligation to preserve rights in the Collateral against any prior parties or to marshal any of the Collateral for the benefit of any person or entity. No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and shall not be exclusive of any rights or remedies provided by law. Any agreements, documents or instruments which at any time evidence the Subordinate Debt or any part thereof shall be marked with a legend stating that payment hereunder is subject to the terms and provisions of this Agreement. Subordinate Creditor hereby consents to the execution and delivery of the Senior Loan Documents and agrees that the performance (including, without limitation, the making of future borrowings and the granting by Borrower to Senior Creditor a mortgage, which shall be senior in priority to the Subordinate Mortgage) by Borrower of its obligations under the Senior Loan Documents will not constitute a default or an event of default under the Subordinate Loan Documents. The Subordinate Creditor acknowledges and agrees that the Senior Creditor has relied upon the subordination and consent provided for herein in entering in to the Senior Loan Documents and in providing for the credit facilities described therein.

  Section 12. Representations and Warranties. Each of the parties hereto hereby represents and warrants that (a) it has full power, authority and legal right to make and perform this Agreement, and (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

  Section 13. Amendment. Neither this Agreement nor any of the terms hereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Senior Creditor and Subordinate Creditor.

  Section 14. Successors and Assigns. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other person or entity shall have any right, benefit, priority or other interest under, or because of the existence of, this Agreement.

  Section 15. Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of Texas.

  Section 16. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including by telegraph, telecopier or telex) and shall be deemed to have been duly given and received, for purposes hereof, when delivered by hand or three days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answer back received, or in the case of telecopy notice, when sent to the number set forth below, addressed as follows:

If to Senior Creditor:          Congress Financial Corporation
                                (Southwest)

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
                                 1201 Main Street, Suite 1625
                                 Dallas, Texas  75250
                                 Attn.:  Loan Administrator
                                 Telecopy No: (214) 748-9118


with courtesy copies to:        Patton Boggs, L.L.P.
                                2626 Cole, Suite 300
                                Dallas, Texas  75204
                                Attn.: Larry A. Makel, Esq.
                                Telecopy No: (214) 871-2141

If to Subordinate Creditor:     Carl B. Anderson, Jr.
                                1813 S.E. 25th Street
                                Oklahoma City, Oklahoma  73129
                                Telecopy No.:  (405) 672-1781

If to Borrower:                 Ametech, Inc.
                                Environmental Transportation
                                Services, Inc.
                                1813 S.E. 25th Street
                                Oklahoma City, Oklahoma  73129
                                Attn: Mr. Kerry Willingham,
                                      Vice President-Finance
                                Telecopy No.:  (405) 672-1781

with a courtesy copy to:        Connor & Winters
                                One Leadership Square
                                211 N. Robinson, Suite 1700
                                Oklahoma City, Oklahoma  73102
                                Attn:  Irwin Steinhorn, Esq.
                                Telecopy No.: (405) 232-2695

or at such address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or five business days after the same shall have been deposited in the United States mail, certified, return receipt requested. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

  Section 18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                              SENIOR CREDITOR:

                              CONGRESS FINANCIAL CORPORATION
                              (SOUTHWEST)

                              By:  /s/ Gill Elmore
                                  _______________________________
                              Name:  Gill Elmore
                                   _____________________________
                              Title:  V. P.
                                    ____________________________

                              SUBORDINATE CREDITOR:

                              /s/ Carl B. Anderson, Jr.
                              ____________________________________
                              CARL B. ANDERSON, JR., an individual

                              BORROWER'S AGREEMENT


  The undersigned, the Borrower mentioned in the foregoing Subordination Agreement, hereby acknowledges receipt of a copy thereof, acknowledges that the Subordinate Debt mentioned therein is payable as stated therein, and agrees to make no payment of principal of or interest on the Subordinate Debt so long as the undersigned shall be indebted to Senior Creditor, except (i) such payments as may be made to Senior Creditor, (ii) such payments as may be made with the prior written consent of Senior Creditor, and (iii) such payments as are permitted by Paragraph 3 of the foregoing Subordination Agreement. If (a) the undersigned makes any other payment of the Subordinate Debt, except such payments as are permitted by Paragraph 3 of the foregoing Subordination Agreement, (b) any term of the foregoing Subordination Agreement or this Borrower s Agreement is breached by any party which executed same, or (c) the undersigned fails to make any payment of the Subordinate Debt when due after Senior Creditor has given its written consent to the making of such payment, then, notwithstanding any contrary provisions of that certain Loan and Security Agreement, dated as of even date herewith, among Senior Creditor and Borrower (as the same thereafter was or hereafter may be renewed, extended, modified and restated from time to time), Senior Creditor may, at its sole election, declare all or any portion of the Senior Debt to be immediately due and payable without demand or notice of any kind.

  Dated:    July 17, 1997.

                              AMETECH, INC.


                              By:  /s/ Kerry Willingham
                                 ______________________________
                              Name:  Kerry Willingham
                                   ____________________________
                              Title:  V. P. Finance
                                   ____________________________


                              ENVIRONMENTAL TRANSPORTATION
                              SERVICES, INC.


                              By:  /s/ Kerry Willingham
                                 _____________________________
                              Name: Kerry Willingham
                                   ___________________________
                              Title: V. P. Finance
                                    __________________________